                                                                   EXHIBIT 99.1

                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Board of Directors
of Umpqua Holdings Corporation:

We have audited the historical consolidated balance sheet of Umpqua Holdings
Corporation and subsidiaries as of December 31, 1999, and the related historical consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for the years ended December 31, 1999 and
1998 (prior to their restatement for the 2000 pooling of interests described in note 17 to the 2000 consolidated financial statements). These historical consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these historical consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the historical consolidated financial statements (prior to their restatement for the 2000 pooling of interests) referred to above present fairly, in all material respects, the financial position of Umpqua Holdings Corporation and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States of
America.

/s/ KPMG LLP

Portland, Oregon
January 21, 2000